ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION

                                       OF

                              OPEN SEA CORPORATION

                                     (Hereafter Nebo Products, Inc.)

         Pursuant to and in accordance with the provisions of Section 16- 1 0a-1006 of the Utah Revised Business Corporation Act, as amended, (the "Act"), the undersigned, Open Sea Corporation (the "Corporation") hereby declares and certifies as follows:

         1.       The name of the Corporation is Open Sea Corporation.

         2. The text of the amendment to the Articles of Incorporation of the Corporation adopted by Unanimous Written Consent of the Directors of the Corporation is as follows:

                                             Article 1. Name

                  The name of this Corporation is Nebo Products, Inc.

         3.       The  amendment  specified  above  does  not  provide  for  an
                  exchange, reclassification, or   cancellation of issued shares
                  of the Corporation.

         4. The amendment specified above was adopted on August 24, 2000 by Unanimous Written Consent of the Directors of the Corporation, and in accordance with the requirements of the Act and the Bylaws of the Corporation. In addition, on September 20, 2000, such amendment specified above was approved by Written Consent of the majority of the Shareholders of the Corporation as follows:

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

DESIGNATION               NO. OF                 NO. OF VOTES CAST       VOTES CAST             VOTES CAST
OF STOCK                  OUTSTANDING                                    FOR                    AGAINST
                          SHARES                                         AMENDMENT              AMENDMENT,
                                                                                                ABSTAINING OR
                                                                                                WITHHELD

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Class A
Common Voting             10,950,000             6,950,200               6,950,200              3,999,800
Shares

------------------------- ---------------------- ----------------------- ---------------------- ----------------------


Such votes cast were sufficient for approval of the Amendment.

         IN WITNESS WHEREOF, this Amendment to the Articles of Incorporation of the Corporation is executed as of the 20th day of September, 2000.

                                                     OPEN SEA CORPORATION
                                                     a Utah corporation,

                                                     By  /S/ KC Holmes
                                                        ------------------------
                                                        KC Holmes
                                                        President

ATTEST:



By __________________
   Lance C. Heaton
   Secretary